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HONIGMAN
                                                                  (313) 465-7000
HONIGMAN MILLER SCHWARTZ AND COHN LLP                        FAX: (313) 465-8000
ATTORNEYS AND COUNSELORS                                        WWW.HONIGMAN.COM

                                                                     Exhibit 5.1

                                  June 8, 2005

      Taubman Centers, Inc.
      200 East Long Lake Road, Suite 300
      Bloomfield Hills, Michigan 48303

      Ladies and Gentlemen:

            We have acted as counsel to Taubman Centers, Inc., a Michigan corporation (the "Company"), in connection with the public offering (the "Offering") of up to 3,680,000 shares of the Company's 7.625% Series H Cumulative Redeemable Preferred Stock (the "Shares"), pursuant to a Registration Statement on Form S-3 (No. 333-35433) (the "Registration Statement").

            Based upon our examination of such documents and other matters as we deem relevant, it is our opinion that the Shares to be offered by the Company pursuant to the Registration Statement have been duly authorized and, when issued and sold by the Company as described in the Registration Statement, in the amount approved by the Company, against payment therefor, will be validly issued, fully paid and nonassessable

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the identification of our firm as counsel to the Company in the section of the Registration Statement entitled "Legal Matters." In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                      Very truly yours,

                                      /s/ Honigman Miller Schwartz and Cohn LLP

                                      HONIGMAN MILLER SCHWARTZ AND COHN LLP

      DJK/LZM/DZF

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